Exhibit 99.1

TRANSGENOMIC ANNOUNCES PRIVATE PLACEMENT FINANCING

OMAHA, Neb. (January 11, 2016) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing precision medicine through advanced diagnostic tests and clinical and research services, today announced that it raised gross proceeds of approximately $2.2 million in a preferred stock and warrant private placement financing with existing investors Crede Capital Group, LLC and Third Security, LLC.

Through a definitive purchase agreement with the investors, Transgenomic sold approximately $2.2 million of units consisting of an aggregate of 2,365,243 shares of Series A-1 convertible preferred stock and warrants to purchase up to an aggregate of 1,773,929 shares of common stock. The units were sold to the investors at a purchase price of $0.93 per unit. The Series A-1 preferred shares are convertible into shares of common stock at an initial rate of 1-for-1, with the conversion rate subject to further adjustment. The warrants are immediately exercisable, have a term of five years and have an exercise price of $1.21 per share of common stock. Each warrant includes cash and cashless exercise features, as well as an exchange feature. Further details regarding the purchase agreement, Series A-1 preferred shares and warrants are outlined in Transgenomic’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Transgenomic expects to use the net proceeds from the offering for general corporate and working capital purposes, including activities supporting the ongoing commercialization of Transgenomic’s ICE COLD-PCR™ technology.

Craig-Hallum Capital Group LLC acted as the sole placement agent for the offering.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, Transgenomic has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the Series A-1 preferred shares and the shares of common stock issuable upon exercise of the warrants. Any offering of Transgenomic’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ and its unique genetic tests provided through its Patient Testing business. Transgenomic also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those relating to Transgenomic’s expectations with respect to the expected use of proceeds from the offering and the anticipated effects of the offering. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission, including in Transgenomic’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2015. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media Contact

BLL Partners LLC

blindheim@bllbiopartners.com

Investor Contact

Transgenomic Investor Relations

investor.relations@transgenomic.com